                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15 (d) of the
                       Securities and Exchange Act of 1934


                         Date of Report: August 13, 2003
              (Date of earliest event reported):  December 13, 2002


                               GRAPHCO HOLDINGS CORP.
                            f/k/a RCM Interests, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)





           Delaware                        0-49647             75-2926438
   (State or other jurisdiction of    (Commission File      (I.R.S.Employer
  incorporation or organization)          Number)          Identification No.)




                41  University  Drive
               Newtown,  Pennsylvania                            18940
       (Address  of  Principal  Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code:  (215)497-9170



===============================================================================



ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

As previously announced, RCM Interests, Inc. (the "Company") entered into that certain Merger Agreement (the "Merger Agreement") by and among the Company, RCM Interests, Inc. Acquisition Corp. (a newly formed wholly owned subsidiary of the Company "Acquisition Corp.") and Graphco Technologies, Inc. ("Graphco") (the "Merger Transaction").

On December 13, 2002 the Closing of said merger took place pursuant to the terms and conditions as set forth in the Merger Agreement. On such date Graphco merged with and into Acquisition Corp. subject to and pursuant to the terms and conditions of the Merger Agreement, all of the outstanding shares of Graphco Common Stock issued and outstanding on the Closing Date, by virtue of the Merger and without any action on the part of the holders thereof, were automatically converted into 17,351,553 shares of Common Stock of the Company which were issued to Graphco.

In connection with the Merger Transaction, Graphco has entered into redemption transaction with Ronald C. Morgan, wherein Ronald C. Morgan cancelled, at the Closing, 9,562,269 of his shares of the Company's common stock. In consideration for his cancellation of said shares Graphco agreed pay to Ronald C. Morgan the sum of $150,000 of which $75,000 was paid at the closing and an additional $75,000 will be paid pursuant to a promissory note.

The sole officer and director of the Company holding a position prior to the Closing, Ronald C. Morgan, resigned and was replaced by management of Graphco.



ITEM  7.  FINANCIAL  STATEMENT,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS.

(a) Pro Forma Financial Information for the years ended December 31, 2002 and 2001**

(b) Financial Statements of Business Acquired as of December 31, 2002 and 2001 and for the years then ended and period from January 1, 1998 (Date of Inception) to December 31, 2002**

(c) Audited Consolidated Financial Statements of Graphco Technologies, Inc. and its subsidiaries as of and for The year ended December 31, 2000.

** Exhibits are incorporated by reference to The Form 8-K/A filed by The Registrant (File No. 000-49647) on July 28, 2003



     -------------------------------.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2003                                   Graphco Holdings Corp.
                                                  (Registrant)


                                                  By: /s/ Cristian Ivanescu
                                                      -----------------------
                                                      President, Chief
                                                      Executive Officer and
                                                      Chairman

                           GRAPHCO TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                          (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED FINANCIAL REPORT
                                DECEMBER 31, 2000

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES


                                    CONTENTS



                                                                        Page(s)
                                                                        -------
INDEPENDENT AUDITOR'S REPORT                                               1

FINANCIAL STATEMENTS
     Consolidated Balance Sheet                                            2
     Consolidated Statements of Operations                                 3
     Consolidated Statements of Cash Flows                                 4
     Consolidated Statements of Stockholders' Equity                       5
     Notes to Consolidated Financial Statements                          6 - 22

McGladrey & Pullen
Certified Public Accountants



                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
   and Stockholders of
Graphco Technologies, Inc.
(A Development Stage Company)
Newtown, Pennsylvania

        We have audited the accompanying consolidated balance sheet of Graphco Technologies, Inc. and Subsidiaries (a Development Stage Company) as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and for the period from January 1, 2000 to December 31, 2000 with respect to the cumulative amounts presented for the periods from January 1, 1998 (date of inception of the development stage) to December 31, 2000 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Graphco Technologies, Inc. for the years ended December 31, 1999 and 1998 were audited by Rudolph, Palitz LLC, independent accountants, whose members merged with McGladrey & Pullen, LLP on August 1, 2000. Rudolph, Palitz LLC's report, dated July 13, 2000, expressed an unqualified opinion on those statements.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Graphco Technologies, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended and for the period from January 1, 2000 to December 31, 2000 with respect to the cumulative amounts presented for the period from January 1, 1998 (date of inception of development stage) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ McGladrey & Pullen, LLP


Blue Bell, Pennsylvania
December 18, 2001

McGladrey & Pullen, LLP is
an independent member firm
of RSM International, an
affiliation of independent
accounting and consulting firms.

                           GRAPHCO TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000


                                     ASSETS
                                                                        2000
                                                                    ------------
CURRENT ASSETS
      Cash                                                            $ 386,323
      Marketable securities (Note 3)                                     55,535
      Accounts receivable                                                19,438
      Prepaid expenses                                                  139,042
                                                                    ------------

         Total current assets                                           600,338
                                                                    ------------

PROPERTY AND EQUIPMENT
      Automobiles                                                        26,739
      Computer equipment                                              1,021,366
      Furniture and fixtures                                            143,333
      Leasehold improvements                                            572,528
      Office equipment                                                  108,658
                                                                    ------------
                                                                      1,872,624
      Less - accumulated depreciation and amortization                 (418,800)
                                                                    ------------
         Net property and equipment                                   1,453,824
                                                                    ------------

OTHER ASSETS
      Due from stockholder (Note 7)                                     223,864
      Investment - at equity (Note 3)                                        --
      Other                                                              44,595
                                                                    ------------
         Total other assets                                             268,459
                                                                    ------------
                                                                    $ 2,322,621
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses                         $ 1,148,428
                                                                   -------------
         Total current liabilities                                    1,148,428
                                                                   -------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (Notes 1, 4 and 6)
  Preferred stock, no par value, 5,000,000
    shares authorized:
    Series A convertible, nonvoting,  5% cumulative;
     225,029 shares issued and outstanding at
     December 31, 2000; (aggregate liquidation
     preference - $3,375,435 at December 31, 2000)                    3,265,383
  Common Stock, no par value, 50,000,000 shares authorized,
    17,180,340 shares issued and outstanding at December 31, 2000     8,000,475

  Additional paid in capital                                            117,344
  Accumulated deficit                                               (10,209,009)
                                                                  -------------
     Total stockholders' equity                                       1,174,193
                                                                  -------------
                                                                  $   2,322,621
                                                                  =============

                 See Notes to Consolidated Financial Statements.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                          YEARS ENDED DECEMBER 31, 2000


                                                                   January 1, 1998
                                                                     (development
                                                                   stage inception) to
                                                      2000          December 31, 2000
                                                  --------------    -----------------
Revenues                                             $  231,066        $     372,941
Cost of Sales                                            96,756              176,721
                                                  --------------    -----------------

Gross Profit                                            134,310              196,220

Selling and General and Administrative
      and Research and Development Expenses           6,477,348            8,802,319
                                                  --------------    -----------------

Loss from Operations                                 (6,343,038)          (8,606,099)
                                                  --------------    -----------------

Other Income (Expense):
      Loss from Unconsolidated Investees (Note 3)     (921,877)            (949,420)
      Other Income, Principally Interest               107,730              166,642
                                                  --------------    -----------------

                                                      (814,147)            (782,778)
                                                  --------------    -----------------

Net Loss (Notes 1 and 8)                          $ (7,157,185)      $   (9,388,877)
                                                  ==============    =================



                 See Notes to Consolidated Financial Statements.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                          YEARS ENDED DECEMBER 31, 2000

                                                                                               January 1, 1998
                                                                                                (development
                                                                                                    stage
                                                                                                inception) to
                                                                                  2000         December 31, 2000
                                                                              -----------      -----------------
OPERATING ACTIVITIES
      Net loss                                                                $(7,157,185)       $  (9,388,877)
      Adjustments to reconcile net loss to net cash
         used in operating activities:
             Depreciation and amortization                                        356,584              549,648
             Provision for impairment of assets                                         -              161,498
             Loss on equity interest                                              921,877              949,420
             Acquired research and development costs                              200,000              200,000
             Gain on sale of marketable securities                                      -             (40,949)
             Unrealized loss on marketable securities                              95,389              108,249
             Common stock issued for services                                      66,500               66,500
             Warrants issued for services                                          10,000               96,064
      Changes in operating assets and liabilities:
         (Increase) decrease in:
             Accounts receivable                                                   27,235              (15,588)
             Prepaid expenses and other assets                                   (159,600)            (152,723)
             Due from shareholder                                                   1,660             (223,864)
         Increase (decrease) in:
             Accounts payable and accrued expenses                                754,644              863,073
                                                                              ------------     ----------------

                Net cash used in operating activities                          (4,882,896)          (6,827,549)
                                                                              ------------     ----------------
INVESTING ACTIVITIES
         Purchase of property and equipment                                    (1,558,436)          (1,792,039)
         Loan to related company                                                        -            (150,000)
         Acquisition of equity interest in company                              (250,000)            (750,000)
         Acquisition of technology license                                       (23,776)             (23,776)
         Purchase of marketable securities                                              -            (540,210)
         Proceeds from sales of marketable securities                                   -              418,181
                                                                              ------------     ----------------
                Net cash used in investing activities                          (1,832,212)          (2,837,844)
                                                                              ------------     ----------------
FINANCING ACTIVITIES
      Issuance of preferred stock                                               3,265,383            3,265,383
      Issuance of stock                                                           848,056            6,723,224
      Proceeds of long-term debt                                                        -            1,160,000
      Principal payments on debt obligations                                      (15,000)          (1,096,891)
                                                                              ------------     ----------------

                Net cash provided by financing activities                       4,098,439           10,051,716
                                                                              ------------     ----------------
INCREASE (DECREASE) IN CASH                                                    (2,616,669)             386,323

CASH, JANUARY 1,                                                                3,002,992                    -
                                                                              ------------     ----------------

CASH, DECEMBER 31,                                                               $386,323         $    386,323
                                                                              ============     ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid during the year for interest                                     $      -         $     51,777
                                                                              ============     ================

SUPPLEMENTAL DISCLOSURE  OF NON-CASH INVESTING ACTIVITIES:
      Issuance of 474,506 shares of common stock in exchange for
         bridge loans and accrued interest                                       $      -         $    565,092
                                                                              ============     ================

      Stock subscriptions due for 390,977 shares of common stock                 $      -         $    520,000
                                                                              ============     ================

      Stock issued in connection with acquisition of equity interest             $191,519         $    223,187
                                                                              ============     ================

      Stock issued for services                                                  $ 66,500         $     66,500
                                                                              ============     ================

      Warrants issued for services                                              $  31,280          $    31,280
                                                                              ============     ================

                 See Notes to Consolidated Financial Statements.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

   FROM JANUARY 1, 1998 (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2000


                                                                                                                           Total
                                               Preferred Stock              Common Stock       Additional              Stockholder's
                                            -----------------------   -----------------------    Paid-in      Deficit      Equity
                                              Shares       Amount       Shares       Amount      Capital    Accumulated (Deficiency)
                                            ---------    ----------   ----------   ----------  ----------  ------------  -----------
Balance, January 1, 1998                    1,000,000           $ -    3,717,934    $ 422,472         $ -    $ (820,132) $ (397,660)

2.68975 for 1 stock split (Note 6)                  -             -    6,282,378            -           -             -            -

Stock issued for services (Note 6)                  -             -      360,000            -           -             -            -

Detachable warrants issued in
 connection with bridge financing (Note 4)          -             -            -            -      86,064             -       86,064

Retirement of preferred shares (Note 6)    (1,000,000)            -            -            -           -             -            -

Net loss                                            -             -            -            -           -      (742,295)   (742,295)
                                          -----------  ------------   ----------    ---------  ----------  ------------  -----------
Balance, December 31, 1998                          -             -   10,360,312      422,472      86,064    (1,562,427) (1,053,891)

Stock issued in connection with
 private placement (Note 6)                         -             -    5,881,054    6,395,168           -             -    6,395,168

Stock issued in connection with
 acquisition (Note 3)                               -             -       23,810       31,668           -             -       31,668

Stock exchanged for the retirement
 of bridge notes (Note 4)                           -             -      474,506      565,092           -             -      565,092

Net loss                                            -             -            -            -           -    (1,489,397) (1,489,397)
                                          -----------  ------------   ----------    --------- ----------- ------------- -----------
Balance, December 31, 1999                          -             -   16,739,682    7,414,400      86,064    (3,051,824)   4,448,640

Stock issued in connection with
 private placement (Note 6)                   225,029     3,265,383            -            -           -             -    3,265,383

Stock warrants exercised (Note 6)                   -             -      246,659      328,056           -             -      328,056

Stock issued in connection with
 acquisition (Note 5)                               -             -      143,999      191,519           -             -      191,519

Stock issued for services                           -             -       50,000       66,500           -             -       66,500

Warrants issued for services                        -             -            -            -      31,280             -       31,280

Net loss                                            -             -            -            -           -   (7,157,185)  (7,157,185)
                                          -----------  ------------   ----------   ----------  ----------  ------------  -----------
Balance, December 31, 2000                    225,029   $ 3,265,383   17,180,340   $8,000,475   $ 117,344  $(10,209,009) $ 1,174,193
                                          ===========  ============   ==========   ==========  ==========  ============  ===========



                 See Notes to Consolidated Financial Statements.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.   HISTORY AND NATURE OF THE BUSINESS

               Graphco Technologies, Inc. (a Development Stage Company) ("GTI") was incorporated under the laws of Delaware on September 14, 1995. GTI had an authorized capital of 1,500 shares of common stock with no par value. Graphco Merger Corporation ("GMC") was incorporated under the laws of New Jersey on August 25, 1997. The total authorized capital stock of GMC was 11,000,000 shares consisting of 1,000,000 preferred shares, without par value, and 10,000,000 shares without par value common stock.

               On October 14, 1997, GTI and GMC entered into a plan and agreement of merger by which GTI was merged into GMC. Each issued and outstanding common share of GTI were converted into 4,000 shares of GMC. GMC, the surviving corporation, changed its name to Graphco Technologies, Inc. (the "Company").

               Beginning January 1998, the Company shifted its focus from being a provider of consulting services to a technology marketing and solutions company that provides technology and software products and related technical support services. This shift was based upon the development of two proprietary technologies (Voicepass and Expertnet). As of January 1, 1998, the Company considered itself a development stage enterprise and adopted Statement of Accounting Standards No. 7, "Accounting and Reporting by Developmental Enterprises". As of December 31, 2000, of the total accumulated deficit of $10,209,000, the Company had an accumulated deficit as an Operating Stage Company of $820,132 and an accumulated deficit as a Development Stage Company of $9,388,868.

               In May 1999, the Company formed a wholly owned subsidiary, Voice Pass Security Systems, Inc. The subsidiary had no significant activity in 2000. During 2000 the Company formed a wholly owned subsidiary Graphco-DPI Holding Company, Inc. (Note 5). The financial statements of the Company include the assets, liabilities and results of operations of the subsidiaries for 2000.

               The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is a development stage company and has incurred substantial losses since inception. In 2001, the Company began to distribute its software products and generate sales. However, sales since inception have not been significant. Accordingly, the Company has a limited operating history upon which an evaluation of its future prospects can be made. It is the intent of the Company to generate revenue through the distribution and sale of its products. The Company has established a sales and marketing effort and a distribution network. However, no assurance can be given that the sales and marketing effort and the distribution network will be able to sell the Company's products in sufficient quantities to generate cash flow or net income.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1.   HISTORY AND NATURE OF THE BUSINESS (CONTINUED)

               The Company intends to continue to distribute its software products and record sales subsequent to 2000. However, this is not expected to generate sufficient cash flow for working capital and to continue the development and the marketing of its products. The Company will be required to raise capital to further develop and market its products. If adequate funds are not available, the Company may be required to curtail its operations.

               The Company maintains product development and sales offices in Pennsylvania and Florida. The Company had a product development office in Romania that was closed in September 2001.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          Basis of Presentation and Principals of Consolidation

               The accompanying consolidated financial statements include the accounts of the Company, and the Company's wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.


          Property and Equipment

               Property and equipment purchased by the Company is carried at cost. Depreciation is calculated using straight line and accelerated methods over the estimated useful lives of the related assets, principally five to seven years. Leasehold improvements are amortized over the lesser of the estimated life of the improvements or the lease term. Depreciation expense amounted to $356,584 in 2000.


          Software Development Costs

               In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," initial costs are charged to operations as research prior to the development of detailed program design or a working model. Thereafter, the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

               Capitalized costs are amortized over the estimated product life on the straight-line basis over the estimated life of 5 years. Unamortized costs are carried at the lower of book value or net realizable value. No costs were capitalized during 2000.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


               Long-lived Assets

                    The Company records impairment losses on long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired . An impairment loss would be recognized when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.


                Use of Estimates

                    The preparation of consolidated financial statements in
               conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                Income Taxes

                    Deferred taxes are provided on a liability method whereby
               deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The determination of the requirement for a valuation allowance is an estimate, which is reasonably possible to change in the near term.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


               Research and Development

                    Research and development costs are charged to operations
               when incurred. Total research and development costs charged to operations were approximately $3,037,000 in 2000 and $3,500,000 since inception of the development stage.


               Cash and Cash Equivalents

                    Cash and cash equivalents include money market accounts and any highly liquid debt instruments purchased with an original maturity of three months or less.


               Concentrations of Credit Risk

                    The Company maintains its cash balances in primarily one
               financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.


               Marketable Equity Securities

                    Investments under this classification are considered
               "trading securities" and are carried at fair value, with unrealized gains and losses, reported in the financial results of the Company.


               Foreign Currency

                    The Company's branch office in Romania used the U.S. Dollar as its functional currency. Revenue and other expense elements are recorded at exchange rates in effect on the transaction dates. Gains and losses associated with these transactions are recorded in the Statement of Operations.


               Revenue Recognition

                    Revenues from fixed-price long-term contracts are recognized on the percentage of completion method, based on the total labor hours worked and subcontract expenses incurred to the total costs to be incurred. This method is used because management believes that hours worked by employees and subcontractors is the best available measure of progress on these contracts.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


               Investments at Equity

                    Investments in unconsolidated subsidiaries, jointly owned
               companies, and other investees in which the Company has a 20% to 50% interest or otherwise exercises significant influence are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses.


               Stock Warrants

                    Stock warrants issued for both services and in connection
               with financings have been recorded in the period of issuance of the warrant in the statement of operations based upon management's estimate of fair value.


               Stock-Based Compensation

                    The Company adopted the disclosure-only provisions of SFAS
               No. 123 "Accounting for Stock-Based Compensation," but elected to continue to utilize the "intrinsic value" method of accounting for recording stock-based compensation expense for employees, as provided for in Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees."


NOTE 3.        INVESTMENTS


               Investments in Marketable Equity Securities

                    Investments at December 31, 2000 consisted of the following:

                  December 31, 2000                      Unrealized       Fair
                                             Cost           Loss         Value
                                             ----           ----         -----
                  Trading securities:
                    Equity securities      $147,860      $(108,249)     $39,611
                    Money Market Funds       15,924            -         15,924
                                           --------      ----------      ------

                       Total               $163,784      $(108,249)     $55,535
                                           ========      ==========     =======

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3.        INVESTMENTS (CONTINUED)


               Investments at Equity

                    On September 17, 1999, the Company entered into an agreement to purchase 508,929 shares (31.1% of outstanding shares) and warrants to purchase 169,643 shares at $3.50 per share expiring September 16, 2004 of an affiliate for a total consideration of $781,668. The purchase price consisted of $750,000 paid in a series of installments from September 1999 to March 2000, and the issuance of 23,810 shares of the Company's common stock. Total cash paid for the transaction as of December 31, 1999 amounted to $500,000 with the remaining $250,000 being paid in February 2000. The acquisition was made because of the compatibility of technology of the affiliate with GTI for future product ventures.

                    The equity method of accounting was adopted for this
               investment. The nature of the affiliate is that of a Developmental Stage Enterprise and thus had no material book value as of the acquisition date. As a result, the entire consideration of $781,667 paid was allocated to excess of cost over book value and is being amortized over seven years. During 2000, the Company suspended the equity method of accounting for its investment in the affiliate when the Company's share of losses equaled the carrying amount of the investment. The loss on equity interest recorded in the financial statements consisted of:

                                                                         2000
                                                                        ------

             Company's share of affiliate's operating loss              $644,538
             Amortization of the excess of investment cost over book     109,586
                                                                       ---------

                Total loss on equity interest                           $754,124
                                                                        ========

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3.        INVESTMENTS (CONTINUED)


               Investments at Equity (Continued)


                    Condensed financial information for this affiliate as of and for the years ending December 31, 2000 are as follows:

                                                                    2000
                                                                  --------
               Condensed Balance Sheet
                 Current assets                                    $ 774,000
                 Fixed assets, net                                   167,000
                 Other assets                                        315,000
                                                                  ----------
                                                                  $1,256,000

                 Current liabilities                              $1,707,000
                 Shareholders' equity (deficiency)                 (450,000)
                                                                  ---------
                                                                  $1,257,000

               Condensed Consolidated Statements of Operation
                 Revenues                                         $1,035,000
                 Expenses                                          3,122,000
                                                                  ----------
                 Net loss                                         $2,087,000
                                                                  ==========

                    In September 1999, the Company entered into an agreement
               with an affiliate and received a 25% interest in the affiliate (2,826,000 shares) in exchange for licensing rights associated with one of the Company's software products.

                    At December 31, 1999, the Company's equity position had been diluted to 18%. The Company accounted for the investment under the cost method. At December 31, 1999, management estimated the fair value of the investment in the affiliate to be insignificant.

                    In 2000, the Company received an additional 18.7% equity
               interest in accordance with the agreement. At June 30, 2000, the Company's equity interest in the affiliate was 36.7% and the equity method of accounting was adopted for this investment. The nature of the affiliate is that of a Developmental Stage Enterprise and thus had no material book value as of June 30, 2000. No value was assigned to the consideration exchanged for the investment in the affiliate as management estimated the fair value of the investment and the consideration to be insignificant. As a result, as of December 31, 2000 no excess of cost over book value was recorded.

                    During 1999 the Company made a loan to the affiliate in the amount of $150,000. The loan bears interest at an annual rate of 10% and repayment was extended from an original due date of October 2000 to October 2001. The balance of the loan at December 31, 2000 including unpaid interest was $167,753.

                    The affiliate operated at a loss in 2000. The Company's
               share of the affiliate's operating loss in 2000 was approximately $500,000 which exceeded the carrying amount of the investment and loans to the affiliate. The Company recorded a portion of its share of the affiliate's loss in the amount of approximately $168,000, and reduced the carrying amount of the investment and loan to $-0-. The Company suspended the use of the equity method of accounting for its investment in the affiliate.

                    Condensed financial information for this affiliate as of and for the year ended December 31, 2000 is as follows:

                   Condensed Balance Sheet
                       Current assets                             $ 587,000
                       Fixed assets, net                             94,000
                       Other assets                                   8,000
                                                                  ----------
                                                                  $ 689,000

                       Current liabilities                        $  51,000
                       Non-current liabilities                      150,000
                       Shareholders' equity                         488,000
                                                                 ----------
                                                                  $ 689,000

                   Condensed Statement of Operations
                       Revenues                                   $  52,000
                       Expenses                                   2,149,000
                                                                -----------
                       Net loss                                 $(2,097,000)
                                                                ===========


NOTE 4.        DEBT OBLIGATIONS

                    During 1998 and 1999, the Company completed Bridge Financing
               Offerings pursuant to which it issued $1,160,000 aggregate principal amount of Bridge Notes and issued in 1998 and 1999 warrants to purchase in the aggregate 580,000 shares of common stock at an exercise price of $1 per share. Proceeds received during 1999 and 1998 were $205,000 and $955,000, respectively. As partial compensation for their services in connection with the Bridge financing, the placement agents received warrants in 1998 and 1999 to purchase 58,000 shares of common stock at an exercise price of $1 per share.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4.        DEBT OBLIGATIONS (CONTINUED)

                    In 1999 of the total $1,160,000 of Bridge financing,
               $610,000 was repaid by the Company and 474,506 shares of common stock were issued in exchange for $550,000 of bridge notes and accrued interest of $15,092.

                    The Company incurred interest expense of approximately
               $190,000 since inception of the development stage.


NOTE 5.        ACQUISITIONS


               GTE Enterprises Initiatives Incorporated Asset Acquisition

                    On March 10, 2000, the Company acquired certain assets and liabilities (Bastille technology line) of GTE Enterprises Initiatives Incorporated. The acquisition is recorded under the purchase method of accounting. The total purchase price was $1,275,000 which included liabilities of $125,000. The entire purchase price has been allocated to assets acquired including software, equipment and leaseholds based on the estimated fair value of the respective assets.


               Digital Personnel, Inc. Acquisition

                    On March 21, 2000, the Company, through a wholly owned
               subsidiary, Graphco-DPI Holding Company, Inc., acquired Digital Personnel, Inc. ("DPI") by exchanging 143,999 shares of common stock for all of the outstanding shares of DPI. The Company acquired the exclusive licensing rights to a photo-realistic animation of a person speaking technology along with a $200,000 advance funding fee paid by DPI in connection with a contract for research and development for refinement of the technology (Note
               7). The amount of the purchase price allocated to the funding fee was expensed as research and development costs. The amount allocated to the licensing rights is being amortized on a straight-line basis over a period not to exceed 7 years.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.        CAPITAL

               Capitalization

                    The original authorized capital stock of GMC was 11,000,000 shares consisting of 1,000,000 preferred shares, without par value, and 10,000,000 shares without par value common stock.

                    On May 7, 1998, the Company amended its certificate of
               incorporation to increase the total authorized capital stock of the corporation to 50,000,000 common shares, without par value and 5,000,000 preferred shares without par value. On May 8, 1998, the holder of 1,000,000 preferred shares of the Company returned his shares to the Company for no consideration.

               Stock Split

                    On May 28, 1998, the Board of Directors authorized a 2.68975 for 1 stock split of Common Stock to stockholders of record at that date.


               Private Placement of Securities

                    The Company sold common stock to investors in accordance
               with Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D through a Private Offering and a Private Placement Memorandum dated May 3, 1999. Net proceeds from the offering were used for working capital, the payment of bridge loans, research and development and to fund future acquisitions. The Company issued 5,995,560 shares amounting to total proceeds of approximately $7,710,000, which included $565,092 ($550,000 of principal and $15,092 of accrued interest) of bridge notes which were exchanged for 474,506 shares of common stock. Total fees and expenses associated with these offerings amounted to approximately $750,000. The Company also issued 360,000 shares to an investment banker for services rendered.

                    In May 1998, the Company entered into a financial consulting agreement in connection with contemplated private placement offerings including the Bridge Note offerings discussed in Note
               4. In connection with the consulting agreement, the Company issued 360,000 shares of Common Stock to the placement agent for nominal consideration.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.        CAPITAL (CONTINUED)


               Private Placement of Securities (Continued)

                    On February 9, 2000, the Board of Directors authorized the
               Private Placement of 333,333 shares of Series A preferred stock at $15.00 per share of up to $5,000,000 of gross proceeds. Each share of preferred stock is convertible to 3 shares of common stock. The preferred shares carry limited voting rights. The shares are entitled to an annual dividend of seventy-five cents ($0.75) per share. Through June 2000, the Company issued 225,029 shares of preferred stock with warrants to purchase 250,369 shares of common stock at an exercise price of $1.33 per share expiring December 31, 2000. The amount of proceeds received from the issuance of preferred stock was approximately $3,375,000. Total fees and expenses associated with the offering were approximately $110,000. The warrants to purchase 246,659 shares of common stock were exercised during 2000. The proceeds received upon exercise of the warrants were approximately $328,056.

                    At December 31, 2000 the amount of dividends in arrears on the cumulative preferred stock was $78,388.

               Stock Warrants

                    The Company has issued warrants to various employees and
               consultants of the Company for their services either in connection with the Company's ongoing efforts to raise capital or in the development of the Company's products. Each warrant granted may be exchanged for a prescribed number of shares of common stock. The warrants expire at various dates through 2010.

                   GRAPHCO TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6.        CAPITAL (CONTINUED)


               Stock Warrants (Continued)

                                                                      Number of          Exercise         Expiration
                                                                        Shares            Price              Date
                                                                      ---------          --------         ----------

                  Balance, January 1, 1998                                     -          $    -

                  Granted with bridge notes                              477,500            1.00             2003
                  Granted for commissions                                 55,500            1.00             2003
                  Exercised                                                  -                 -
                  Terminated                                                 -                 -
                                                                      ----------          ------

                  Balance, December 31, 1998                             533,000            1.00
                                                                      ----------         -------

                  Granted with bridge notes                              102,500            1.00             2003
                  Granted for commissions                                742,748            1.00          2003-2004
                  Granted for commissions                                682,004            1.33             2004
                  Granted to employees, officers and directors         1,404,600            1.33             2004
                  Exercised                                                   -                -
                  Terminated                                                  -                -
                                                                     ----------          -------
                                                                              -                -

                  Balance, December 31, 1999                           3,464,852     1.00 - 1.33
                                                                       ---------     -----------

                  Granted with Preferred Stock Issue                     250,369            1.33             2000
                  Granted for consulting and commissions                 116,000     1.33 - 5.00             2005
                  Granted to employees, officers and directors           400,000            2.50             2010
                  Exercised                                             (246,659)           1.33
                  Terminated                                              (3,710)           1.33
                                                                      ----------     -----------

                  Balance, December 31, 2000                          $3,980,852     1.33 - 5.00
                                                                      ==========     ===========

               Stock Option Plans

               2000 Stock Option/Stock Incentive Plan

                    During 2000, the Company's Board of Directors adopted the
               2000 Stock Option/Stock Incentive Plan (the "Plan") which provides for the granting of options to directors, officers, employees and consultants of the Company. The Company's Board of Directors reserved 3,000,000 shares of common stock under the Plan. The Plan provides for additional shares of common stock being reserved based on terms as described in the agreement. On October 19, 2000, the stockholders of the Company approved the Plan.

                    Options to purchase 528,500 shares of common stock were
               granted to employees through the year at $1.33 per share. All option exercise prices were equal to the fair value at the date of grant.

               Stock Option Plans (Continued)

               2000 Stock Option/ Stock Incentive Plan (Continued)

                    Activity under the Plan is summarized as follows:

                                               Number of   Option Exercise Price
                                                Shares           Per Share
                                               ---------   ---------------------

                    Balance, January 1, 2000            -            $  -

                    Options granted               528,500            1.33
                    Options exercised                   -               -
                                                ----------       ---------

                    Balance, December 31, 2000    528,500           $1.33
                                                =========        ========

                    As of  December  31,  2000,  no common  stock  options  were exercisable. The options vest over a three year period. As of December 31, 2000, 2,471,500 shares were available for future grant. The weighted-average remaining contractual life of all outstanding options was approximately 5 years as of December 31, 2000.

               2000 Director Stock Option Plan

                    During 2000,  the Company's  Board of Directors  adopted the
               2000 Stock Director Option Plan (the "Director Plan") which provides for the granting of options to eligible directors. The Company's Board of Directors reserved 600,000 shares of common stock under the Director Plan. Eligible directors receive an option to acquire 10,000 common stock shares on each December 1 anniversary until December 2009. On October 19, 2000, the stockholders of the Company approved the Director Plan.

                    The exercise price of the options granted under the Director
               Plan shall be equal to the fair market value of the common stock on the date of grant. Options issued under the Director Plan are immediately exercisable.

                    Options  to  purchase  30,000  shares of common  stock  were granted to Directors on December 1, 2000 at $1.33 per share. All option exercise prices were equal to the fair value at the date of grant.

               2000 Director Stock Option Plan (Continued)

                    Activity under the Plan is summarized as follows:

                                               Number of   Option Exercise Price
                                                Shares           Per Share
                                               ---------   ---------------------

                    Balance, January 1, 2000            -            $  -

                    Options granted                30,000            1.33
                    Options exercised                   -               -
                                               ----------          ------

                    Balance, December 31, 2000     30,000           $1.33
                                               ==========           =====

                    As of December 31, 2000,  570,000  shares were available for future grant. The weighted-average remaining contractual life of all outstanding options was approximately 5 years as of December 31, 2000.

                    The  Company  applies  APB Option No. 25 in  accounting  for warrants and options issued to its employees and directors including options issued by a majority stockholder to an executive (see Note 7). Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below. The fair value of these options was estimated at the date of grant using the minimum value method, assuming a risk-free interest rate of 5.9-6.05%, a ten-year term, and $-0- expected dividend rate.

                                                        2000
                    Net loss:
                      As reported                   $(7,157,185)
                                                    ===========

                      Pro forma                     $(7,351,387)
                                                    ===========

NOTE 7.        COMMITMENTS AND RELATED PARTY TRANSACTIONS

               Lease Obligations

                    The Company leases office  facilities  under operating lease agreements that expire at various dates through the year 2004. Rent expense was approximately $302,000 for the year ended December 31, 2000. At December 31, 2000, the minimum annual future rental commitments, exclusive of common area maintenance costs and utilities, are as follows:

                        2001                      $ 447,900
                        2002                        449,500
                        2003                        446,400
                        2004                        386,600
                                                 ----------

                        Total                    $1,730,400
                                                 ==========


                Research and Development Contract

                    During  2000,  the Company  entered  into a contract for the research and development for refinement of a technology for which the Company holds a license. The agreement requires advance funding of all work performed by the contractor. The total amount of the contract is $400,000, of which $200,000 was paid and expensed in 2000 for the value of the work performed. The Company has not paid the remaining $200,000 advance required to complete the project.


               Employment Contracts

                    The Company has entered into  employment  contracts with its president, chief executive officer, other officers and employees expiring at various dates through December 2003. The contracts provide for minimum annual salaries and discretionary bonuses. The total commitment due under these agreements is $534,000, 312,000 and $90,000 for the years ended December 31, 2001, 2002 and 2003, respectively.

                    Under  the  terms  of  the  employment   agreement  with  an
               executive as amended in 1999, the Company's majority stockholder has granted the executive the option to purchase 1,200,000 shares of common stock from the stockholder's interest at an exercise price of $1.33 per share. Pursuant to the employment agreement, the Company has granted the executive warrants to purchase 300,000 shares of common stock at an exercise price at $1.33 per share.

NOTE 7.        COMMITMENTS AND RELATED PARTY TRANSACTIONS (Continued)


               Due from Stockholder

                    The principal  stockholder  owed the Company for advances in the amounts of $223,864 at December 31, 2000. The Company is obligated to the same stockholder for unpaid compensation in the amounts of $115,325 at December 31, 2000.


               Transactions with Affiliate

                    During 2000, the Company  recorded  revenues of $128,327 for services performed for an unconsolidated affiliate.


NOTE 8.        INCOME TAXES

                    The  Company  has  deferred  tax  assets  of   approximately
               $3,600,000 as of December 31, 2000, primarily related to net operating loss carryforwards, which have yet to be utilized. At December 31, 2000, the Company established a 100% valuation allowance against the deferred tax assets as the likelihood of recognizing this benefit is not certain. The utilization of these losses to reduce future income taxes will depend upon the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In addition, based on ownership changes resulting from the private placements of stock, as well as historical issuances of common stock, the annual utilization of the otherwise available net operating loss carryforward may be limited by the provisions of Section 382 of the Internal Revenue Code, as amended.

                    The   Company   has   approximately   $9,000,000   of   loss
               carryforwards available to offset future taxable income and related tax liabilities at December 31, 2000, that expire at various dates commencing 2011.


NOTE 9.        SUBSEQUENT EVENTS


               Capital Transactions

                    In April 2001, the Company sold common stock to an investor.
               Net proceeds from the offering were used for working capital, research and development, and sales and marketing. The Company issued 120,000 shares for total proceeds of $300,000. Total fees and expenses associated with the offering were $1,590.

               Capital Transactions (Continued)

                    During  2001,  the  Company   completed   bridge   financing
               offerings pursuant to which it issued $2,620,000 aggregate principal amount of convertible promissory notes and issued warrants to purchase in the aggregate 979,166 shares of common stock at exercise prices ranging $1.50 to $5.00 per share. As partial compensation for their services in connection with the Bridge financing, placement agents received warrants to purchase 202,014 shares of common stock at an exercise price of $2.50 per share. Convertible promissory notes of $120,000 were repaid during 2001. The Company granted a security interest in the "Bastille" intellectual property for $1,000,000 of the convertible promissory notes issued.